                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X] Preliminary Proxy Statement                [_] Confidential, for use of the
                                                   Commission only (as
[ ] Definitive Proxy Statement                     permitted by Rule 14a-6(e)(2)

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S) 240.14a-12

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check one appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

    4) Proposed maximum aggregate value of transaction:

    5) Total Fee Paid:

[_] Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                  La Jolla Fresh Squeezed Coffee Company, Inc.
                          9060 Activity Road, Suite A
                              San Diego, CA 92126
                     Phone: 858/273-5282 Fax: 858/273-1998

June 7, 2002

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of the Shareholders of La Jolla Fresh Squeezed Coffee Co., Inc., which will be held on Thursday, August 15, 2002 at the Holiday Inn Select Miramar, 9335 Kearny Mesa Road, San Diego, CA 92126, commencing at 9:00 a.m. (PDT). Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

         At the meeting, shareholders are being asked to vote on a proposal to change to Company's state of incorporation from Washington to Delaware, which will also effect a planned name change to Javo Beverage Company, and to elect three directors. Information about the proposed corporate reincorporation and the nominees is set forth in the Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote "FOR" the proposed reincorporation and "FOR" each of the nominees.

         It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to return a proxy as promptly as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope.

         I hope to see you on August 15.

                                             Sincerely,

                                             Cody C. Ashwell

                                             Chairman of the Board
                                             Chief Executive Officer

                    La Jolla Fresh Squeezed Coffee Co., Inc.

                                9060 Activity Rd.
                                     Suite A
                           San Diego, California 92126
                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 15, 2002
                               AND PROXY STATEMENT
                                  -------------

To the Shareholders of La Jolla Fresh Squeezed Coffee Co., Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation, will be held on August 15, 2002, at 9:00 a.m. local time at the Holiday Inn Select Miramar, 9335 Kearny Mesa Road, San Diego, CA 92126, and all adjournments and postponements thereof, for the following purposes:

1. To consider and approve a change in the Company's state of incorporation from Washington to Delaware by means of an Agreement and Plan of Merger (the principal terms of which are described in the attached Proxy Statement) between the Company and a newly-formed wholly-owned subsidiary of the Company incorporated in Delaware called "Javo Beverage Company."
2. To elect three directors to hold office until the 2003 Annual Meeting of Shareholders.
3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The board of directors has fixed the close of business on June 21, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournments or postponements thereof. Notice is also given that the Chairman may, if circumstances warrant, adjourn or postpone the Annual Meeting to another time and place that shall have been announced at the place and time at which the Annual Meeting has been called.

Shareholders are or may be entitled to assert dissenters' rights under Chapter 23B.13 of the Revised Code of Washington, and this Notice of Annual Meeting is accompanied by a copy of that chapter.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                             By Order of the Board of Directors,

                                             William E. Marshall
                                             Secretary

San Diego, California
June 20, 2002

                                TABLE OF CONTENTS

   CHAIRMAN OF THE BOARD.......................................................2

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS.........................1

   GENERAL.....................................................................1
   SOLICITATION................................................................1
   VOTING RIGHTS AND OUTSTANDING SHARES........................................1
   REVOCABILITY OF PROXIES.....................................................2

PROPOSAL ONE - CHANGE COMPANY'S STATE OF INCORPORATION.........................2

FROM WASHINGTON TO DELAWARE....................................................2

   INTRODUCTION................................................................2
   PRINCIPAL REASONS FOR THE RE-INCORPORATION..................................3
   THE CHARTER DOCUMENTS OF LA JOLLA AND JAVO AND RELEVANT CORPORATE LAWS......4
   SHAREHOLDER RIGHTS PLAN....................................................11
   DISSENTERS' RIGHTS.........................................................12
   EFFECTIVE TIME OF THE REINCORPORATION......................................12

ELECTION OF DIRECTORS.........................................................14

DIRECTORS.....................................................................14

EXECUTIVE OFFICERS............................................................14

EXECUTIVE COMPENSATION........................................................17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................18

ANNUAL REPORT.................................................................18

INDEPENDENT ACCOUNTANTS.......................................................19

SHAREHOLDER PROPOSALS.........................................................19

OTHER MATTERS.................................................................19

APPENDICES.....................................................................1

   APPENDIX A - CERTIFICATE OF INCORPORATION OF JAVO BEVERAGE COMPANY..........1
   APPENDIX B - CHAPTER 23B.13 OF THE RCW - DISSENTERS' RIGHTS.................1

                    La Jolla Fresh Squeezed Coffee Co., Inc.

                                9060 Activity Rd.
                                     Suite A
                           San Diego, California 92126
                                  -------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  -------------

                                 August 15, 2002

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

We are soliciting proxies on behalf of the Company's board of directors, for use at the Company's annual meeting of shareholders on August 15, 2002, at 9:00 a.m. local time, or at any adjournments or postponements of the annual meeting (the Annual Meeting"). The Annual Meeting will be held at the Holiday Inn Select Miramar, 9335 Kearny Mesa Road, San Diego, CA 92126. We intend to mail this proxy statement and accompanying proxy card on or about July 3, 2002 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional information furnished to shareholders. The Company will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of the Company's common stock at the close of business on June 21, 2002 (the "record date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on ____, 2002, we had outstanding and entitled to vote 140,932,971 shares of common stock.

Each holder of record of the Company's common stock on June 21, 2002 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. If a shareholder notifies the Secretary before the voting for directors of the shareholder's intention to cumulate votes, votes will be cumulated for the election of directors. In that case, each shareholder will have a number of votes for directors equal to the product of three and the number of votes they otherwise would have, and may cast those votes for one nominee or allocate such votes among more than one nominee, and the proxy named in the proxy card is also authorized to cumulate and allocate the votes cast by the proxy in his discretion.


Proposal One will be approved if it receives the affirmative vote of two-thirds of the votes entitled to be cast on Proposal One. Abstentions and broker non-votes, because they are not affirmative votes, will have the same practical effect as a vote against Proposal One. In connection with the election of directors, the nominees for election as directors who receive the greatest number of votes cast that are present in person or represented by proxy at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. However, abstentions and broker non-votes are counted as present or represented for purposes of establishing a quorum for the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

REVOCABILITY OF PROXIES

If you grant a proxy pursuant to this solicitation you may revoke it at any time before it is voted. You may revoke your proxy by filing with the Company's Secretary, at the Company's principal executive office (9060 Activity Rd., Suite A, San Diego, CA 92126), a written notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person; however, attendance at the meeting will not, by itself, revoke your proxy.

             PROPOSAL ONE - CHANGE COMPANY'S STATE OF INCORPORATION
                           FROM WASHINGTON TO DELAWARE

INTRODUCTION

The Company is currently incorporated in Washington solely because of a past corporate restructure involving a Washington company, Northwest Farms, Inc. and not because of any connection between the Company and the State of Washington. The Board of Directors believes that the Company's growth objectives and status as a publicly-traded company make it appropriate and advisable to change the state of incorporation of the Company from Washington to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation").

Throughout this portion of the Proxy Statement, the term "La Jolla" refers to the current Washington corporation and the term "Javo" refers to Javo Beverage Company, the newly-formed Delaware corporation, a wholly-owned subsidiary of La Jolla, and proposed successor to La Jolla.

The Reincorporation Proposal will be achieved by merging La Jolla into Javo (the "Merger"). Upon completion of the Merger, La Jolla will cease to exist and Javo will be the surviving entity and continue to operate the business of the Company under the name Javo Beverage Company. Pursuant to the Agreement and Plan of Merger between La Jolla and Javo (the "Merger Agreement"), each outstanding share of La Jolla Common Stock, $.001 par value, will automatically be converted into one share of Javo Common Stock, $.001 par value, and one Right to purchase a share of Series A Junior Participating Preferred Stock under Javo's Shareholders Rights Plan. The Company plans to effect an exchange of La Jolla stock certificates for Javo certificates following shareholder approval of the Reincorporation Proposal and effective date of the Merger (the "Effective Date").

On the Effective Date, Javo will also assume and continue the outstanding stock options and all other employee benefit plans of La Jolla. Each outstanding and unexercised option, warrant or other right to purchase shares of La Jolla Common Stock will become an option, warrant or right to purchase the same number of shares of Javo Common Stock on the same terms and conditions and at the same exercise price applicable to any such La Jolla option, warrant or right at the Effective Date.

The Proposed Reincorporation has been unanimously approved by the Board of Directors. If approved by the shareholders, it is anticipated that the Effective Date of the Merger will be as soon as practicable following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without further shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors, circumstances arise that make it inadvisable to proceed or that necessitate an amendment.

As discussed below, the principal reasons for reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting Delaware corporate law. The Company believes that the Company and its shareholders should benefit from the certainty afforded by the well-established principles of corporate governance under Delaware law.

Another reason for the Reincorporation Proposal is an increased ability on the Company's part to attract and retain qualified directors. The Board of Directors considers it important to attract talented and qualified directors, especially outside and independent directors. Delaware corporate law is considered preferable to Washington corporate law by directors for various reasons described more fully below, including the relative certainty of rights to indemnification under Delaware law and the relative certainty as to the scope and extent of the directors duties.

Also, among other things, Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms that may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any specific attempt known to the Board of Directors to acquire control of the Company or to obtain representation on the Board of Directors or to take any other significant action that affects the Company.

The charter documents of Javo will differ materially from those of La Jolla reflecting changes that the Board believes are necessary revisions and updates to these governing documents. See Appendix A - Certificate of Incorporation of Javo Beverage Company.

Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related appendices, before voting on the Reincorporation Proposal.

The Proposed Reincorporation also has been selected as an appropriate means to effect a previously-planned name change from La Jolla Fresh Squeezed Coffee Co., Inc. to Javo Beverage Company. The Company has already begun to market its coffee concentrate under the name "Javo." In the event that the Proposed Reincorporation is not approved by the shareholders entitled to vote on the matter, the Board of Directors intends nevertheless to change the Company's name to Javo Beverage Company by board resolution pursuant to RCW 23B.10.020 following the annual meeting.

Shareholders are or may be entitled to assert dissenters' rights under Chapter 23B.13 of the Revised Code of Washington, and this Proxy Statement is accompanied by a copy of that chapter. Shareholders of La Jolla meeting certain requirements have dissenters' rights of appraisal with respect to the Reincorporation Proposal and the discussion of dissenters' rights should be read closely. See the more complete discussion under "DISSENTERS' RIGHTS" below.

The discussion set forth below is qualified in its entirety by reference to the Javo Certificate of Incorporation, which is included in these proxy materials as Appendix A.

PRINCIPAL REASONS FOR THE RE-INCORPORATION

As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a more reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to commonly encountered legal questions concerning corporate governance.

Prominence, Predictability and Flexibility of Delaware Law.

For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its jurisdiction. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

Increased Ability to Attract and Retain Qualified Directors.

Both Washington and Delaware law permit a corporation to include a provision in its charter documents that reduces or limits the monetary liability of directors in certain circumstances. However, the Company believes that, in general, Delaware law provides greater protection to directors than Washington law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Washington law. The Company believes that obtaining the protections available under Delaware law will assist it in keeping and attracting well-qualified directors. The increasing frequency of claims and litigation directed against directors and officers, many of which prove to be unfounded, has greatly expanded the perceived risks facing directors and officers of corporations in exercising their respective duties, particularly because the amount of time and money required to respond to such claims and to defend such litigation, even when frivolous, can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be sought against directors personally so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

Well Established Principles of Corporate Governance.

There is substantial judicial precedent in the Delaware courts as to the governance of and actions that may be taken by a Delaware corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that the Company and its shareholders will benefit from the certainty afforded by the well-established principles of corporate governance under Delaware law.

General Effects of Proposed Reincorporation

The Reincorporation Proposal will effect a change in the legal domicile of the Company, but not its physical location. The Proposed Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation and maintaining ongoing corporate status) or location of the principal facilities of the Company. If the Proposed Reincorporation is approved, the directors who are elected by La Jolla at the Annual Meeting will become the directors of Javo. All stock options, warrants or other rights to acquire Common Stock of La Jolla will automatically be converted into options, warrants or rights to purchase the same number of shares of Javo Common Stock at the same price per share, upon the same terms, and subject to the same conditions. La Jolla's other employee benefit arrangements also will be continued by Javo upon the terms and subject to the conditions currently in effect. The charter documents of Javo will differ materially from those of La Jolla reflecting changes that the Board believes are necessary revisions and updates to these governing documents. See Appendix A - Certificate of Incorporation of Javo Beverage Company.

THE CHARTER DOCUMENTS OF LA JOLLA AND JAVO AND RELEVANT CORPORATE LAWS

The provisions of the Certificate of Incorporation and Bylaws of Javo and the Articles of Incorporation and Bylaws of La Jolla differ in certain material respects. The following outlines the significant changes in charter documents that will govern the Company in the event that the Proposed Reincorporation is approved and effected.

A discussion of these charter documents necessarily involves mention of applicable state corporate codes. For purposes of the Proposed Reincorporation, three such codes are relevant; the Washington Business Corporation Act ("WBCA" or "Washington law"), which governs La Jolla, the Delaware General Corporation Law ("DGCL" or "Delaware law"), which governs Javo, and the California General Corporation Law ("CGCL"), which due to the Company's current ties with California applies to the Company regardless of its state of incorporation to the extent of certain specified provisions of the CGCL. The corporation laws of Washington and Delaware differ in many respects. Although all of the differences are not set forth in this Proxy Statement, certain provisions that could materially affect the rights of shareholders are summarized below. See also "Other Significant Differences Between the Corporation Laws of Washington and Delaware."

Application of the General Corporation Law of California to Foreign
Corporations.

Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law such as La Jolla and Javo) are placed in a special category if they have characteristics of ownership and operation that indicate that they have significant contacts with California. So long as the foreign corporation is in this special category and it is not listed on one of the approved national stock exchanges or the Nasdaq National Market, it is subject to a number of key provisions of the CGCL despite not being a California corporation. The Company is currently subject to Section 2115 and the Proposed Reincorporation to Delaware would not change the application of Section 2115 to the Company. The following analyses of the changes in applicable law, charter documents and shareholder rights that would occur in the event of the Proposed Reincorporation includes references to certain CGCL sections applicable to the Company by virtue of Section 2115.

Authorized Shares.

The Articles of Incorporation of La Jolla currently authorize the Company to issue up to 150,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 (Class A) shares of Preferred Stock, $0.001 par value, of which 150,000 shares of Preferred Stock are designated as the Series A Junior Participating Preferred Stock. None of La Jolla's Preferred Shares are issued or outstanding. The Certificate of Incorporation of Javo provides that Javo will have 150,000,000 authorized shares of Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which 150,000 shares of Preferred Stock are designated as the Series A Junior Participating Preferred Stock. The designation of a series of Preferred Stock is in connection Javo's Shareholders Rights Plan. None of such shares of Preferred Stock are issued or outstanding. See Appendix A - Certificate of Incorporation of Javo Beverage Company and the section below entitled "Shareholder Rights Plan."

Unlike La Jolla's Articles of Incorporation, Javo's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock. Thus, although it has no present intention of doing so, the Board of Directors, without shareholder approval, could authorize the issuance of Preferred Stock upon terms which could have the effect of delaying or preventing a change in control of the Company or modifying the rights of holders of the Company's Common Stock under Delaware law. The Board of Directors also could use such shares for future financings, possible acquisitions and other uses under Delaware law.

Limiting Liability of Directors.

The WBCA provides that a corporation's articles of incorporation may include a provision that prospectively eliminates or limits, to a degree not inconsistent with law, the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director. The provision, however, may not eliminate or limit liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. La Jolla's Articles of Incorporation currently do not include such a provision limiting director liability.

Under the DGCL, a corporation may adopt a provision in its certificate of incorporation that prospectively eliminates or limits, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. Under the DGCL, however, a corporation is not allowed to eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful dividends, stock repurchases or redemptions; or (iv) transactions from which the director received an improper personal benefit. Unlike the La Jolla Certificate of Incorporation, the Javo Certificate of Incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law subject to the DGCL limitations. It also provides that liability shall be limited to the extent of any future amendments to the DGCL permitting greater limitations on liability.

Indemnification of Directors and Officers

Under the WBCA, a corporation may indemnify a director against liability if the person (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests and, in all other cases, that the individual's conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that any personal benefit was improperly received by the director.

La Jolla's Bylaws provide that the Company shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation in which the Company owns shares of capital stock or of which the Company is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been a director or officer of such corporation except where found liable for negligence or misconduct in the performance of his or her duty.

Under the DGCL, a corporation may indemnify any director, officer, employee or agent made or threatened to be made party to any threatened, pending or completed proceeding so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a proceeding by or in the right of the corporation (e.g., a shareholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation except that, where the person is adjudged to be liable to the corporation, only the court in the proceeding may determine to what extent indemnification, if any, is proper. The DGCL also establishes circumstances in which indemnification is mandatory. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding that is subject to the DGCL's indemnification provisions, must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys' fees.

Javo's Bylaws provide for the fullest indemnification by the Company allowable under the DGCL for any person involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that the person is or was a director or officer of Javo or serving in such capacity for another entity at the request of Javo. Such indemnification continues after the person has ceased to be a director or officer and also is for the benefit of the heirs, executors and administrators of the person. Such person is also entitled to advancements of expenses provided that the person makes an undertaking to repay such advancements in the event that a court determines that indemnification was impermissible in the matter. The Bylaws also outline the extent of and limitations on a person's right to bring a claim against Javo for indemnification.

Regardless of its state of incorporation, the Company is also currently subject to California's Section 317 of the CGCL. Section 317 is similar to Delaware's
Section 145, in that it permits indemnification of expenses incurred in derivative actions (i.e., actions by shareholders in the name of the corporation)or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of their duties unless a court determines whether and to what extent such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval for amounts paid or expenses incurred in settling threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval. California law requires indemnification where the individual has successfully defended the action on the merits.

California law also permits the grant of rights to indemnification beyond those provided in the CGCL to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions that make mandatory the permissive indemnification provided by California law and that extend to situations not otherwise authorized. Under California law, however, there are two limitations on such additional rights to indemnification:
(i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability; and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above. Therefore, in order to assure that indemnification is authorized to the maximum extent permitted by law, Javo's Certificate of Incorporation expressly permits indemnification to the maximum extent permitted by law, even though such a provision would not be necessary under Delaware law in order to provide such corporate authority.

Size of the Board of Directors.

The Bylaws of Javo provide for a Board of Directors consisting of from three to nine directors unless the corporation has one shareholder in which case the number of directors would be one. The Bylaws of La Jolla provide for a Board of Directors of between one and seven members, with the number currently set at two directors.

Under Washington law, the Board of Directors may fix the exact number of directors in the articles of incorporation or bylaws but requires that there is at least one director. Similarly, Delaware law allows the number of directors to be fixed in the manner provided in the bylaws, unless the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Javo Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the then authorized number of directors. Thus, as is currently the case for La Jolla, a majority of the Board of Directors of Javo could increase the size of the Board up to the prescribed maximum and appoint directors to fill the newly created board seats for the remainder of the term of office without further shareholder approval.

Cumulative Voting for Directors.

Under Washington law, unless the Articles of Incorporation provide otherwise, which La Jolla's do not, shareholders are entitled to use cumulative voting in the election of directors. In cumulative voting, the voter multiplies the number of votes he or she is entitled to cast by the number of directors for whom they are entitled to vote and casts the product for a single candidate or distributes the product among two or more candidates. This helps minority shareholders to ensure representation on the board. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Javo Certificate of Incorporation does not provide for cumulative voting rights. Nevertheless, Section 708 of the CGCL, applicable to the Company at the present time by virtue of Section 2115 discussed above, requires that companies allow cumulative voting. Thus, so long as the Company is subject to Section 2115, regardless of its state of incorporation, the Company shall permit cumulative voting if any shareholder properly requests to cumulate votes. See "Application of the General Corporation Law of California to Foreign Corporations" above.

Power To Call Special Shareholders' Meetings.

Under Washington law, a special meeting of shareholders may be called by the Board of Directors or any persons authorized to do so by the articles of incorporation or bylaws or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. The Bylaws of La Jolla authorize the Board of Directors or an authorized committee of the Board of Directors to call a special meeting of the shareholders. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Bylaws of Javo provide that a special meeting may be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Denying the 10% shareholders the ability to call a special meeting could have anti-takeover effects, but in addition, it would relieve the Company of the cost and burden of holding special meetings that are not called at the Company's request.

Filling Vacancies on the Board of Directors.

The Bylaws of La Jolla provide and Washington law permits in the absence of a contrary provision in the Articles of Incorporation, that vacancies on the board, including a vacancy due to an increase in the number of directors, be filled by a vote of the remaining directors with the newly elected directors to serve the remainder of the term of the board seat being filled. The Javo Bylaws provide, and Delaware law permits, that vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Section 305(c) of the CGCL, currently applicable by virtue of California's Section 2115, provides that where directors have filled vacancies on the board such that the shareholder-elected directors constitute less than a majority of the board, holders of five percent (5%) or more of the shares having the right to vote for those directors are empowered to call a special meeting to elect new directors. See "Application of the General Corporation Law of California to Foreign Corporations" above.

Actions by Written Consent of Shareholders.

Under Washington law, La Jolla may not execute a corporate action by written shareholder consent in lieu of a shareholder meeting given that it is a public company and does not authorize such consent in its Articles of Incorporation. Delaware law provides that shareholders may execute an action by written consent in lieu of a shareholder meeting where the stockholders consenting having the minimum votes that would be necessary to approve such action at a meeting and require that written notice of such action be given to any shareholders not consenting to the action, unless action by written consent is prohibited by the corporation's certificate of incorporation or bylaws. The Javo Bylaws prohibit such action by written consent in accordance with Delaware law. Denying the shareholders the ability to act by written consent could have anti-takeover effects, but in addition, it would relieve the Company of the cost and burden of soliciting opposition to written consents that are not solicited by the Company itself.

Amendment to the Company's Articles of Incorporation and Javo's Certificate of Incorporation

The WBCA authorizes a corporation's board of directors to make certain changes to its articles or incorporation without shareholder action. These changes include changes in corporate name, the par value of its stock, and the number of outstanding shares when effectuating a stock split or stock dividend in the corporation's own shares. Otherwise, amendments to the articles of incorporation of a Washington corporation that is public must be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote on the amendment.

Under the DGCL, all amendments to a corporation's certificate of incorporation require the approval of shareholders holding a majority of the voting power of the corporation unless a higher proportion is specified in the certificate of incorporation, and under Delaware law, separate voting by class is required by law in certain circumstances. Javo's certificate of incorporation does not require a higher or lower proportion than a majority.

While it has no present intention of doing so, Javo could later implement certain other changes through subsequent amendments of its Certificate of Incorporation approved by the necessary vote of its stockholders.

Anti-takeover Protections

Washington law prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" (such as a merger, certain asset sales or issuance of additional shares) with an "acquiring person" who acquires more than 10% of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or the initial acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the share acquisition that resulted in the acquiring person owning more than 10% of the voting securities of the target corporation. For a Washington corporation to be covered by this provision of the WBCA, it must have a class of voting shares registered with the SEC under the Securities Exchange Act of 1934. Because the Company's common stock is so registered, La Jolla, being a Washington corporation, is currently covered by this WBCA provision.

The DGCL has a similar provision that governs Javo. Except under certain circumstances, Section 203 of the DGCL prohibits a "business combination" between the corporation and an "interested shareholder" within three years of the shareholder becoming an "interested shareholder." Generally, an "interested shareholder" is a person or group that directly or indirectly controls or has the right to acquire or control the voting or disposition of 15% or more of the outstanding voting stock of, or is an affiliate or associate of, the corporation and became the owner of 15% or more of such voting stock at any time within the previous three years. A "business combination" is defined broadly to include, among other things, (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder; (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries; (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder; and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under Section 203 of the DGCL, a business combination between a corporation and an interested shareholder is prohibited unless (i) prior to the date the person became an interested shareholder, the board of directors approves either the business combination or the transaction which results in the person becoming an interested shareholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2 /3 % of the outstanding voting stock not owned by the interested shareholder.

These restrictions placed on interested shareholders by Section 203 of the DGCL do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. Javo has not elected to take itself outside of the coverage of
Section 203 of the DGCL.

We are not aware of any specific effort by any party to assume control of the Company. Both the WBCA and the DGCL include provisions affecting acquisitions and business combinations and the possibility that Section 203 of the DGCL may impede the accomplishment of mergers with or the assumption of control of the Company is not among the principal reasons for the reincorporation.

Mergers, Acquisitions and Other Transactions

Under the WBCA, a merger, share exchange, consolidation, sale of substantially all of a corporation's assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a higher or lower (but not less than a majority) proportion is specified in the articles of incorporation. La Jolla's Articles of Incorporation do not alter the statutory two-thirds shareholder approval requirement.

Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of shareholders of a constituent corporation surviving a merger is required, however (unless the corporation provides otherwise in its certificate of incorporation), if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger.

The lower approval threshold applicable to Javo of such transactions may make possible the consummation of such transactions with approval of a majority rather than two-thirds, effectively reducing the ability of a substantial minority of shareholders to oppose transactions approved by the majority of the shareholders.

Class Voting

Under the WBCA, a corporation's articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. All of La Jolla's outstanding shares currently are Common Stock and therefore always vote as a single class. Under the WBCA, a corporation's articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely and separately affect the rights of holders of that class.

The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of those classes.

Transactions with Officers and Directors

The WBCA provides a safe harbor for enforcing transactions between a corporation and one or more of its directors. A transaction in which a director has a personal interest may not be enjoined, set aside or give rise to damages if (i) it is approved by a majority of the qualified directors on the board of directors or an authorized committee, but in either case no fewer than two qualified directors; (ii) it is approved by the affirmative vote of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, "qualified director" is one who does not have (a) a conflicting interest respecting the transaction; or (b) a familial, financial, professional or employment relationship with a non-qualified director which relationship would reasonably be expected to exert an influence on the qualified director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized and approved or ratified by the board of directors, a committee thereof or the stockholders.

Removal of Directors.

Under Washington law, the shareholders may remove one or more directors with or without cause but only at a special meeting called for the purpose of removing the director. If a director is elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares may participate in the vote to remove the director. Where, as in the case of La Jolla, cumulative voting is permitted, if less than the entire board is to be removed, no director may be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors.

Under Section 2115 of the CGCL, the Company is subject to CGCL Section 303 pertaining to removal of directors without cause. Section 303 imposes limitations substantially similar to those set forth under Delaware General Corporation Law. Under Section 303, no director may be removed without cause (unless the entire board is removed) when the votes cast against his or her removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected. The same restrictions might also apply because Javo will remain subject to cumulative voting for directors so long as it remains subject to CGCL Section 2115 as described above in "Application of the General Corporation Law of California to Foreign Corporations."

Appraisal or Dissenters' Rights

Under the WBCA, a shareholder is entitled to dissent and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all of the corporation's assets and amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. The Proposed Reincorporation gives rise to dissenter's rights for La Jolla shareholders. See the section below entitled "DISSENTERS' RIGHTS" for further details.

Under the DGCL, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Even in the event of such mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights if (i) the shares of the corporation are listed on a national securities exchange or designated as a "National Market System" security or held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive shares of the surviving corporation or any other corporation whose shares are listed on a national securities exchange, designated as a National Market System security, or held of record by more than 2,000 shareholders); or (ii) the corporation is the surviving corporation and no vote of its shareholders is required for the merger under the DGCL.

Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of La Jolla Common Stock who receive Javo Common Stock in exchange for their La Jolla Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular La Jolla shareholders, such as dealers in securities, or those La Jolla shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire La Jolla Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.

The Proposed Reincorporation is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code, with the following tax consequences:

         (a) No gain or loss will be recognized by holders of La Jolla Common Stock upon receipt of Javo Common Stock pursuant to the Proposed Reincorporation;
         (b) The aggregate tax basis of the Javo Common Stock received by each shareholder in the Proposed Reincorporation will equal the aggregate tax basis of the La Jolla Common Stock surrendered in exchange therefor;
         (c) The holding period of the Javo Common Stock received by each shareholder of La Jolla will include the period during which such shareholder held the La Jolla Common Stock surrendered in exchange therefor, provided that such La Jolla Common Stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation; and
         (d) No gain or loss will be recognized by La Jolla or Javo in connection with the Proposed Reincorporation.

The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. Management believes that such a ruling or opinion is unnecessary and would add unneeded cost and delay because it knows of no reason why the IRS should challenge the described income tax consequences of the Proposed Reincorporation. However, a successful IRS challenge to the reorganization status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of La Jolla Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Javo Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Javo Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held La Jolla Common Stock.

SHAREHOLDER RIGHTS PLAN

         The Board of Directors of Javo adopted a shareholder rights plan (the "Rights Plan"), pursuant to which preferred stock rights ("Rights") were distributed in the form of a dividend to shareholders of record on June __, 2002. Under the Rights Plan, one Right was granted for each share of Common Stock held and one Right will also be attached to each share of Common Stock issued by Javo subsequent to June __, 2002. The Rights are not currently exercisable and trade together with the shares of Common Stock to which they are attached. The Rights become exercisable and transferable if a person or group acquires 20% or more of the Javo's Common Stock (subject to certain limitations) or announces a tender offer or exchange offer that would result in its ownership of 20% or more of the Common Stock. Existing holders, if any, of 20% or more of the Common Stock are excluded unless they later acquire or offer to acquire more than 30%. Once exercisable, each Right entitles its holder to purchase from Javo 1/10,000th of a one share of the its Series A Preferred Stock at a price of $5.00 per 1/10,000th of one share, subject to adjustments and further modifications approved by the Board of Directors. Subject to the Board of Director's ability to terminate the Shareholder Rights Plan or to redeem the Rights, the Rights will separate from the Common Stock and become exercisable and transferable as of the earlier of (i) 10 days following a public announcement that a person or a group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of securities representing 20% or more of the Common Stock, or (ii) 10 days following the commencement of a tender or exchange offer that would result in a person or group of related persons becoming an Acquiring Person. Such date is referred to in the Rights Plan as the "Distribution Date." Upon the occurrence of certain other events related to changes in the ownership of the Common Stock, each holder of a Right would be entitled to purchase shares of the Javo's Common Stock, or an acquiring corporation's common stock, having a market value equal to two times the exercise price of the Right for a price equal to only the exercise price of the Right. The Rights expire on the earlier of (a) June __, 2012, (b) the consummation of a merger transaction with a person or group who acquires Common Stock pursuant to a transaction approved by a majority of the disinterested members of the Javo's Board of Directors, or (c) the redemption of the Rights in the discretion of a specified percentage of the Board of Directors. Subject to certain conditions, the Rights may be redeemed by the Javo's Board of Directors at any time at a price of $0.00001 per right. The Rights Plan may be amended or terminated at the discretion of the members of the Javo's Board of Directors then in office.

         The Rights Plan was adopted by Javo prior to the Proposed Reincorporation to protect the stockholders in the event of an unfair or coercive offer to acquire, or the acquisition of, 20% or more of the Common Stock of the Company. The Rights Plan has not been adopted in order to prevent every unsolicited takeover attempt, nor was it in response to any specific attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take any other significant action that affects the Company. The Rights would not interfere with any tender offer or business combination approved by the Board of Directors. The Rights Plan would encourage persons seeking control of the Company to initiate such an acquisition or offer to acquire through arm's-length negotiations with the Board of Directors. If exercised, the Rights could cause a substantial dilution to an Acquiring Person's or group's ownership interest in the Common Stock if it attempts to acquire the Company on terms not approved by the Company's Board of Directors.

DISSENTERS' RIGHTS

The Proposed Reincorporation creates dissenters' rights under Washington law. Shareholders are or may be entitled to assert dissenters' rights under Chapter 23B.13 of the Revised Code of Washington. A copy of this Chapter is included with these proxy materials. A shareholder who wishes to assert dissenters' rights must (a) deliver to the Company before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the Proposed Reincorporation is effected, and (b) not vote such shares in favor of the Proposed Reincorporation. The Company will not treat a vote against Proposal 1 as a notice sufficient to meet such requirements. A vote for Proposal 1 will serve as a waiver of dissenters' rights pursuant to Chapter 23B.13. Shareholders are encouraged to examine Chapter 23B.13 for more information on the nature and limitations of such dissenters' right and the manner in which a shareholder, if the shareholder so desires, must perfect such rights.

EFFECTIVE TIME OF THE REINCORPORATION

Subject to the terms and conditions of the Proposed Reincorporation, we intend to file appropriate merger documents with the Washington Secretary of State and the Delaware Secretary of State as soon as practicable after an adoption and approval of the Plan of Merger by the Company's shareholders. The reincorporation will become effective at the time specified in the merger document filed in Delaware, after the last of such filings is completed. We presently contemplate that such filings will be made on or about August 15, 2002.

RESERVATION OF RIGHTS BY THE BOARD OF DIRECTORS

The Plan of Merger provides that the merger may be abandoned or amended by the Company's board of directors prior to the effective time of the merger, either before or after shareholder approval. The Plan of Merger, however, may not be amended after shareholder approval if such amendment would have a material adverse effect on the rights of such shareholders or violate applicable law.

INTERESTS OF BOARD OF DIRECTORS AND OFFICERS

The Reincorporation Proposal may benefit the members of the Board of Directors and our officers to some extent. Delaware law may be more favorable to their interests as officers and directors in that it affords some protection and assurance that their personal assets will not be spent in defense of claims by the Company, shareholders or other third parties.

                        THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE IN FAVOR OF THE PROPOSED REINCORPORATION

                              ELECTION OF DIRECTORS

In accordance with the Company's Bylaws, the Board has fixed the number of Directors constituting the Board at three. The Board has recommended and proposed that nominees Cody C. Ashwell, Stephen F. Corey and William E. Marshall be elected at the Annual Meeting, each of whom will hold office until his or her successor shall have been elected and qualified. It is intended that each properly executed proxy will be voted "FOR" the election of the nominees, unless the shareholder indicates on the proxy that votes are to be withheld. Although the Board anticipates that the nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

If the Proposed Reincorporation is approved, the directors elected at the Annual Meeting shall simply serve as the Board of Directors of Javo Beverage Company, a Delaware corporation. If the Proposed Reincorporation is not approved, then the directors elected at the Annual Meeting shall serve as the Board of Directors of La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation. In the latter case, the Board and the nominees have expressed their intention to change the name of the Washington corporation from La Jolla Fresh Squeezed Coffee Co., Inc. to Javo Beverage Company by board resolution pursuant to RCW 23B.10.020.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

Nominees for the Board of Directors:

Cody C. Ashwell, age 31, has served as the Company's Chairman and CEO since September 4, 2001. He was the managing partner of Ashwell, Marshall & Associates, a venture capital and consulting firm and a senior principal of Ashwell Financial Services, Inc., a private financial services firm for the eight previous years.

Stephen F. Corey, age 46, is the founder and Vice President of Product Development. For the last nine years he has performed scientific research for the Company on coffee and coffee processing systems including molecular structure, extraction processes, blend creation, product receptivity, and statistical analysis. He is responsible for ongoing research and development in process refinement and in new products.

William E. Marshall, age 31, serves as General Counsel and as corporate Secretary. Prior to becoming General Counsel in January of 2002, he served in the non-executive position of Chief Administrative Officer for the Company from September of 2001 to January 2002. Prior to joining the Company, he was a partner in Ashwell, Marshall & Associates, a venture capital and consulting firm specializing in financial and management solutions for developmental-stage companies. He earned a juris doctorate from the University of California at Los Angeles School of Law. He is a member of the California State Bar.

                                    DIRECTORS

The following table lists the names, ages, tenure and relation to the Company of the Company's current Board of Directors.

NAME                      RELATION TO COMPANY (OTHER THAN POSITION AS DIRECTOR)                    AGE     DIRECTOR SINCE
----                      -----------------------------------------------------                    ---     --------------
Cody C. Ashwell           Chairman and Chief Executive Officer                                     31      September 4, 2001
Stephen F. Corey          Company Founder and principal developer of Company's proprietary         46      November 1, 1998
                          extraction process; Vice-President of New Products; former corporate
                          Secretary

                                       14

                               EXECUTIVE OFFICERS

Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. The following table lists the names, ages, tenure and titles of the Company's current officers.

NAME                      POSITION WITH COMPANY                                                    AGE     OFFICER SINCE
----                      ---------------------                                                    ---     -------------
Cody C. Ashwell           Chairman and Chief Executive Officer                                     31      September 4, 2001
Gary A. Lillian           President and Chief Operating Officer                                    45      January 3, 2002
Stephen F. Corey          Company Founder and principal developer of Company's proprietary         46      November 1, 1998
                          extraction process; Vice-President of New Products
Richard A. Gartrell       Chief Financial Officer                                                  53      September 4, 2001
William E. Marshall       General Counsel and Corporate Secretary                                  31      January 3, 2002

Gary Lillian, age 45, is the Company's President and COO. Prior to becoming an officer of the Company in January of 2002, he served as a consultant to the Company beginning in August, 2001. From 2000 to 2001 he worked for the Ford Trilogy Group as a senior executive vice-president of marketing. From 1999 to 2000 he served as a senior vice-president of marketing for Pennzoil-Quaker State. Between 1996 and 1999 he founded start-up ventures including a beverage company. From 1991 to 1996 he served as a senior vice-president of marketing PepsiCo in its Pizza Hut and Frito-Lay International divisions.

Richard A. Gartrell, age 53, has been the Company's Chief Financial Officer since September of 2001. Mr. Gartrell provided outside consulting and was part-time acting Chief Financial Officer for the Company from January 2000 through August 2001. Mr. Gartrell was a self-employed certified public accountant providing business consulting services to private and public company for the ten years prior to his employment with the Company.

Beneficial Ownership of Common Stock

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 28, 2002 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company,
(iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement ("named executive officer") and (iv) all directors of the Company, named executive officers and other executive officers of the Company as a group.

                                                    SHARES BENEFICIALLY OWNED
    NAME AND ADDRESS OF BENEFICIAL OWNER (1)          NUMBER         PERCENT
    ------------------------------------------    --------------  --------------
    Cody C. Ashwell (2)                               25,000,000        17.7%
    Gary Lillian (3)                                   7,500,000         5.3%
    Stephen F. Corey (4)                               7,500,000         5.3%
    Richard A. Gartrell (5)                            7,500,002         5.3%
    William E. Marshall (6)                            7,500,300         5.3%

    All directors, named executive officers and
     other executive officers
      as a group (5 persons)(9)                       55,500,302        39.0%

    ----------------------------------
    *  Less than 1 percent

(1) Except as otherwise indicated, the mailing address for all persons shown on this table is c/o La Jolla Fresh Squeezed Coffee Company, Inc., 9060 Activity Road, Suite A, San Diego, California 92126. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.
(2) Includes 5,000,000 shares granted pursuant to Mr. Ashwell's employment agreement which were subject to a right of repurchase by the Company for $0.001 per share that lapses on a monthly pro-rata basis over the five years following January 3, 2002, the effective date of the agreement.
(3) Includes 4,900,000 shares granted pursuant to Mr. Lillian's employment agreement which were subject to a right of repurchase by the Company for $0.001 per share that lapses on a monthly pro-rata basis over the five years following January 3, 2002, the effective date of the agreement.
(4) Includes 3,040,646 shares granted pursuant to Mr. Corey's employment agreement which were subject to a right of repurchase by the Company for $0.001 per share that lapses on a monthly pro-rata basis over the five years following January 3, 2002, the effective date of the agreement. Also includes 3,400,000 shares subject to a note.
(5) Includes 3,500,000 shares granted pursuant to Mr. Gartrell's employment agreement which were subject to a right of repurchase by the Company for $0.001 per share that lapses on a monthly pro-rata basis over the five years following January 3, 2002, the effective date of the agreement.
(6) Includes 1,000,000 shares granted pursuant to Mr. Marshall's employment agreement which were subject to a right of repurchase by the Company for $0.001 per share that lapses on a monthly pro-rata basis over the five years following January 3, 2002, the effective date of the agreement.

                             EXECUTIVE COMPENSATION

The following table shows the compensation paid by the Company to its Chief Executive Officer and the other six most highly compensated executive officers of the Company for the years indicated.

                                                                                                LONG-TERM
                                                    ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                        --------------------------------------------- ----------------------------
                                                                       OTHER ANNUAL     RESTRICTED     SECURITIES         ALL
                                                                       COMPENSATION       STOCK        UNDERLYING        OTHER
 NAME AND PRINCIPAL POSITION     YEAR     SALARY($)       BONUS($)        ($)(1)        AWARDS(#)      OPTIONS(#)     COMPENSATION
------------------------         ----   -----------     -----------    -----------    -----------     ----------     ------------
Cody C. Ashwell (2)              2001   $     -----     $    -----     $    -----           -----          -----     $     -----
   Chairman and Chief            ----         -----          -----          -----           -----          -----           -----
   Executive Officer             ----         -----          -----          -----           -----          -----           -----
Gary A. Lillian (3)              2001         5,000          -----          -----           -----          -----           -----
   President and Chief           ----         -----          -----          -----           -----          -----           -----
   Operating Officer             ----         -----          -----          -----           -----          -----           -----
Stephen F. Corey (4)             2001        41,850          -----          -----           -----          -----           -----
   Executive Vice President      2000        23,755          -----          -----           -----          -----           -----
   of Product Development        1999         9,904          -----          -----           -----          -----           -----
Richard A. Gartrell (5)          2001         -----          -----          -----           -----          -----           -----
   Chief Financial Officer       2000         5,000          -----          -----         437,500          -----           -----
William E. Marshall (6)          2001         -----          -----          -----           -----          -----           -----
   General Counsel and           ----         -----          -----          -----           -----          -----           -----
   Corporate Secretary           ----         -----          -----          -----           -----          -----           -----
Kurt B. Toneys (7)               2001        24,764          -----          -----           -----          -----           -----
   Former President and          2000        41,494          -----          -----           -----          -----           -----
   Director                      1999        28,505          -----          -----           -----          -----           -----


--------------------

(1) In accordance with the rules of the Securities and Exchange Commission, perquisites and other personal benefits, securities or property are disclosed in this column only if the aggregate amount of such items for a covered year is at least 10% of the total of annual salary and bonus for the named executive officer for such period or $50,000, whichever is less.
(2) Mr. Ashwell began consulting for the Company in December of 2000 and became Chairman and CEO in September of 2001. Certain wages, advances and reimbursable expenses were accrued but not paid as of December 31, 2001. In January 2002 all accrued wages, advances and reimbursable expenses owed Mr. Ashwell were paid through issuance of common stock of the Company. Mr. Ashwell entered in to a five-year employment with the Company effective January 2002.
(3) Mr. Lillian's was a consultant for the Company starting in August 2001. As a consultant to the Company he received certain options for purchase of common stock, which were subsequently eliminated as part of his employment agreement, effective January 2002. In January 2002 all accrued wages and reimbursable expenses owed Mr. Lillian were paid through issuance of common stock of the Company.
(4) Mr. Corey entered in to a five-year employment with the Company effective January 2002.
(5) Mr. Gartrell began as consultant chief financial officer in January 2000, until December 2001 entering into a five-year employment agreement effective January 2002. Certain wages and reimbursable expenses were accrued but not paid as of December 31, 2001. In January 2002 all accrued wages and reimbursable expenses owed Mr. Gartrell were paid through issuance of common stock of the Company.
(6) Mr. Marshall began consulting for the Company in December of 2000 and became General Counsel in January of 2002. Certain wages, advances and reimbursable expenses were accrued but not paid as of December 31, 2001. He entered in to a five-year employment with the Company effective January 2002. In January 2002 all accrued wages and reimbursable expenses owed Mr. Marshall were paid through issuance of common stock of the Company.
(7) Mr. Toneys, the former President and director, terminated employment in August 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 4, 1999, Mr. Stephen Corey, director and vice president, purchased 3,400,000 shares of our Common Stock for $0.15 per share by executing three promissory notes totaling $510,000, bearing interest at six percent per annum and due in February 2009.

On February 18, 2000, Mr. Kurt Toneys, then director and executive officer, purchased 2,850,000 shares of our Common Stock for $0.1875 per share by executing two promissory notes totaling $534,375, bearing interest at six percent per annum and due in February 2010. Mr. Toneys left the Company in August 2001 and the Company is in discussions with Mr. Toneys concerning his default in payment of the promissory notes.

BOARD MEETINGS AND COMPENSATION

The Company currently has no compensation committee or audit committee, and has no nominating committee or other committee with a similar function. During fiscal year 2001, our Board of Directors held 36 meetings. In fiscal year 2001, all of the members of the Board of Directors or committees attended at least 75% of the meetings, including meetings of the Board and of committees on which the director served, that were held while such person served in such office.

We have no directors who are not also employees of the Company. During fiscal year 2001, employee directors were not compensated for their service on the Board or any committees.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own beneficially more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market ("NASDAQ"). Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms concurrently when they file them with the SEC and NASDAQ.

To the Company's knowledge, based solely on its review of the copies of Section 16(a) forms furnished to the Company and any written representations that no Form 5 reports were required, none of the Company's officers, directors or greater than ten-percent beneficial owners known to the Company failed to file in a timely manner Section 16(a) reports during or with respect to fiscal year 2001, except with respect to the following:

                                        Form 3                            Form 4                           Form 5
Name                               Number of Reports                Number of Reports                 Number of Reports
----------------------      ------------------------------    ------------------------------   ------------------------------
                             Not Timely Filed    Not Filed    Not Timely Filed     Not Filed    Not Timely Filed    Not Filed
                             ----------------    ---------    ----------------     ---------    ----------------    ---------
Cody C. Ashwell                     1               --                1               --               1               --
Gary A. Lillian                     1               --                1               --               --              --
Stephen F. Corey                    1               --                1               --               1               --
Richard A. Gartrell                 --              --                1               --               1               --
William E. Marshall                 1               --                1               --               --              --


                                  ANNUAL REPORT

A copy of the Company's 2001 Annual Report, including financial statements, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement except for the Changes in and Disagreements with Accountants on Accounting and Financial Disclosure (Item 8), which is hereby incorporated by this reference.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY AT LA JOLLA FRESH SQUEEZED COFFEE CO., INC., ATTN: WILLIAM E. MARSHALL, CORPORATE SECRETARY, 9060 ACTIVITY RD., SUITE A, SAN DIEGO, CA 92126.

                             INDEPENDENT ACCOUNTANTS

During the past fiscal year, the Company's audit services were provided by McKennon, Wilson & Morgan. On January 22, 2002, the Company dismissed its certifying accountants without disagreement and the Board of Directors designated Hurley & Company as its independent auditor. See Changes in and Disagreements with Accountants on Accounting and Financial Disclosure (Item 8), in the Company's 2001 Annual Report.

A representative of Hurley & Company is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

McKennon, Wilson & Morgan billed the Company $23,600 for audits performed during 2001. Hurley & Company billed the Company $10,630 for audits performed for the Company's year-end audit filed on Form 10-KSB for the fiscal year ending December 31, 2001.

Financial Information Systems Design and Implementation Fees

During the past fiscal year, our independent accountants billed us nothing as financial information systems design and implementation fees.

All Other Fees

During the past fiscal year, our independent accountants billed us nothing as other fees.

Our Board of Directors considered whether, and has determined that, the provision of these other professional services is compatible with maintaining the independent auditor's independence.

                              SHAREHOLDER PROPOSALS

If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2003 annual meeting of shareholders, then in addition to any other applicable requirements, such shareholder must give timely written notice of the matter to the Secretary of the Company. To be timely, written notice must be delivered to the Secretary at the principal executive offices of the Company not less than 120 days before June __, 2003, however, that in the event that the date of the 2003 annual meeting is more than 30 days before or after June __, 2003, then such notice to be timely must be received by the Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2003 annual meeting.

                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy are authorized and intend to vote the shares represented thereby in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              William E. Marshall
                                              Secretary

San Diego, California
June 20, 2002

                                 APPENDICES

APPENDIX A - CERTIFICATE OF INCORPORATION OF JAVO BEVERAGE COMPANY

                          CERTIFICATE OF INCORPORATION
                                       of
                              JAVO BEVERAGE COMPANY

                                    ARTICLE 1

The name of this corporation (herein called the "Corporation") is as follows:

                              JAVO BEVERAGE COMPANY

                                    ARTICLE 2

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at that address is Corporation Service Company.
                                    ARTICLE 3

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 4

Section 1. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is one hundred and sixty million (160,000,000) shares which shall be divided into two classes as follows: one hundred fifty million (150,000,000) shares of Common Stock, with a par value of $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, with a par value of $0.001 per share (the "Preferred Stock").

Section 2. COMMON STOCK. The Common Stock shall have one (1) vote per share. The Common Stock shall not be subject to redemption by the Corporation at its option, at the option of the holders of Common Stock, or upon the happening of a specified event.

Section 3. PREFERRED STOCK. The Corporation's Preferred Stock may be issued in one or more series, any or all of such series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, which are permitted by Section 151 of the General Corporation Law of the State of Delaware in respect of such series. This Certificate of Incorporation, or any amendment hereto, to the extent desired, may set forth a statement of such powers, designations or rights of any such series of shares; or, to the extent not fixed by the Certificate of Incorporation or any amendment hereto, the resolution or resolutions adopted by the Board of Directors providing for the issue of stock of such series shall set forth a statement of such powers, designations and rights of any such series of shares. Any and all voting powers, designations, rights, preferences, powers, qualifications, limitations or restrictions of such series may be made dependent upon facts ascertainable outside the Certificate of Incorporation, or any amendment, or the resolution or resolutions adopted by the Board of Directors providing for the issue stock of such series, provided that the manner in which such facts will operate on the series is clearly and expressly set forth. For this purpose, the term "facts" is meant to include, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the Corporation.

Section 4. AUTHORITY EXPRESSLY VESTED IN BOARD. The Board of Directors of the Corporation is hereby expressly granted and vested with the fullest possible authority to fix from time to time by resolution or resolutions any voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, which are permitted by
Section 151 of the General Corporation Law of the State of Delaware in respect of such series. The authority of the Board with respect to each series shall include, but not be limited to, determination from time to time of the following:

(i) The number of shares constituting that series, an increase in such number (but not above the total number of shares of Preferred Stock), a decrease in such number (but not below the number of shares of such series hen outstanding), and the distinctive designation of that series;

(ii) The dividend rates, conditions, and times on the shares of that series, whether dividends shall be cumulative or noncumulative, and, if cumulative, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting powers, full or limited, and if so, the terms, qualifications, limitations or restrictions of such voting powers, or no voting powers;

(iv) Whether that series shall have conversion privileges and/or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall state in the resolutions providing for the issue of the stock of such series;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences, powers, qualifications, limitations or restrictions thereof.

Section 5. ADJUSTMENT OF NUMBER CONSTITUTING SERIES. The Board of Directors is expressly authorized as to any wholly unissued series of Preferred Stock, to determine the number of shares thereof and the dividend rights, dividend rates, conversion rights (if any), redemption prices, liquidation preferences, voting rights (if any), the rights and terms of redemption (including sinking fund provisions) and all other rights, preferences and privileges thereof. The Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting that decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of that series.

Section 6. NO VOTING RIGHTS BY IMPLICATION. The Common Stock and any series of Preferred Stock with full voting rights, shall all vote together as one class, and none of the Common Stock or such series of Preferred Stock shall have any other or special voting rights except as otherwise required by the laws then applicable, the Corporation's Certificate of Incorporation, or any amendments hereto , or any resolution or resolutions of the Board of Directors providing for the issue of stock of such series of Preferred Stock.

                                    ARTICLE 5

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors. Section 2. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

                                    ARTICLE 6

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If from time to time hereafter any provision in the General Corporation Law of the State of Delaware is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest additional extent permitted by such provision, as so amended; provided, however, no such amendment shall further eliminate or limit liability of a director for any act before such amendment becomes effective. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any elimination or limitation on the personal liability of a director of the Corporation for acts prior to the time of such repeal or modification.

                                    ARTICLE 7

The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

                                    ARTICLE 8

The name and address of the Incorporator of the Corporation is as follows:

                         William Marshall
                         9060 Activity Rd, Suite A
                         San Diego, CA  92126

                                    ARTICLE 9

There shall be a series of Preferred Stock, par value $0.001 per share, of the Corporation, to be designated "Series A Junior Participating Preferred Stock," initially consisting of 150,000 shares.

Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," with a par value $0.001 per share, and the number of shares constituting such series shall be 150,000.

Section 2. DIVIDENDS AND DISTRIBUTIONS.
(a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after the close of business on __, 2002 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend payable in shares of Common Stock.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common stock as set forth herein) for taking any corporate action.

Section 4. CERTAIN RESTRICTIONS.

(a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Junior Participating Preferred Stock as required by Section 2 hereof.

(b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith that such purchase or acquisition will result in fair and equitable treatment among the respective series or classes.

(c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $50,000 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $50,000 per share amount, the amount required to be paid under this Section 6(a)(1) shall, subject to Section 6(b) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 10,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the "Series A Liquidation Preference"). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participant Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. AMENDMENT. The Certificate of Incorporation, as from time to time amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares, if any, of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions that are integral multiples of one hundred-thousandth of one share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do hereby execute, acknowledge, file and record this Certificate of Incorporation, do hereby certify that the facts herein stated are true, and accordingly, have hereunto set my hand this ____ day of June, 2002.

                                                 -------------------------------
                                                 William Marshall, Incorporator

APPENDIX B - CHAPTER 23B.13 OF THE RCW - DISSENTERS' RIGHTS

                           REVISED CODE OF WASHINGTON
                                 CHAPTER 23B.13
                               DISSENTERS' RIGHTS

SECTIONS
23B.13.010        Definitions
23B.13.020        Right to dissent
23B.13.030        Dissent by nominees and beneficial owners
23B.13.200        Notice of dissenters' rights
23B.13.210        Notice of intent to demand payment
23B.13.220        Dissenters' notice
23B.13.230        Duty to demand payment
23B.13.240        Share restrictions
23B.13.250        Payment
23B.13.260        Failure to take action
23B.13.270        After-acquired shares
23B.13.280        Procedure if shareholder dissatisfied with payment or offer
23B.13.300        Court action
23B.13.310        Court costs and counsel fees
--------------------------------------------------

RCW 23B.13.010  Definitions.

As used in this chapter:
1. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
2. "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.
3. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
4. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
5. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
6. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
7. "Shareholder" means the record shareholder or the beneficial shareholder.

[1989 c 165ss.140.]

                        RCW 23B.13.020 Right to dissent.

1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:
         a. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

         b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
         c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
         d. An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or
         e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW
         25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.
3. The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:
         a.   The proposed corporate action is abandoned or rescinded;
         b. A court having jurisdiction permanently enjoins or sets aside the corporate action; or
         c. The shareholder's demand for payment is withdrawn with the written consent of the corporation.

[1991 c 269ss.37; 1989 c 165ss.141.]

            RCW 23B.13.030 Dissent by nominees and beneficial owners.

1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

2. A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

         a. The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         b. The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[1989 c 165ss.142.]

                  RCW 23B.13.200 Notice of dissenters' rights.

1. If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
2. If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

[1989 c 165ss.143.]

               RCW 23B.13.210 Notice of intent to demand payment.

1. If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.
2. A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

[1989 c 165ss.144.]

                       RCW 23B.13.220 Dissenters' notice.

1. If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.
2. The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

         a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
         b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
         c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
         d. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and
         e.   Be accompanied by a copy of this chapter.

[1989 c 165ss.145.]

                     RCW 23B.13.230 Duty to demand payment.

1. A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.
2. The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.
3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

[1989 c 165ss.146.]

                       RCW 23B.13.240 Share restrictions.

1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.
2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[1989 c 165ss.147.]

                             RCW 23B.13.250 Payment.

1. Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.
2.       The payment must be accompanied by:
         a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
         b. An explanation of how the corporation estimated the fair value of the shares;
         c.   An explanation of how the interest was calculated;
         d. A statement of the dissenter's right to demand payment under RCW 23B.13.280; and
         e.   A copy of this chapter.

[1989 c 165ss.148.]

                     RCW 23B.13.260 Failure to take action.

1. If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.
2. If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

[1989 c 165ss.149.]

                      RCW 23B.13.270 After-acquired shares.

1. A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
2. To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

[1989 c 165ss.150.]

   RCW 23B.13.280 Procedure if shareholder dissatisfied with payment or offer.

1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:
         a. The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
         b. The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or
         c. The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

2. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

[1989 c 165ss.151.]

                          RCW 23B.13.300 Court action.

1. If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
2. The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.
5. The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
6.       Each dissenter made a party to the proceeding is entitled to judgment
         (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165ss.152.]

                  RCW 23B.13.310 Court costs and counsel fees.

1. The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.
2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
         a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or
         b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.
3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165ss.153.]

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Cody C. Ashwell (SEE NOTE BELOW), with full power of substitution, the true and lawful attorney and proxy of the undersigned to attend the Annual Meeting of the Shareholders of La Jolla Fresh Squeezed Coffee Co., Inc. (the "Company") to be held at 10:00 a.m.
(PST) on Tuesday, August 15, 2002, at 9060 Activity Road, Suite A, San Diego, California 92126, and any adjournments or postponements or any adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

1. To approve the terms of the Agreement and Plan of Merger to effect a merger of La Jolla Fresh Squeezed Coffee Co., Inc. with and into Javo Beverage Company and thereby changiong the Company's state of incorporation from Washington to Delaware.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

                     ---------------------------------------

2. ELECTION OF DIRECTORS: Cody C. Ashwell, Stephen F. Corey, William E.
   Marshall.

FOR all nominees listed        WITHHOLD AUTHORITY      (INSTRUCTION: To withhold
(except any individual         to vote for all         authority to vote for
as marked to the contrary)     nominees listed         nominee, write the
                                                       nominee's name on the
                                                       line provided below.)
       [  ]                          [  ]                       [  ]

______________________________________________________________

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

  (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Special Meeting and Proxy Statement for the meeting.

                             Date ______________________________________________
                             ___________________________________________________
                             Name (please type or print)

                             ___________________________________________________
                             Signature

                             ___________________________________________________
                             Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.